VALIC II
VALIC - Mid Cap Growth Fund
J.P. Morgan Investment Management Inc.
QUARTER ENDED:  11/30/2017

Procedures Pursuant to Rule 10f-3


1	Name of Underwriters		Credit Suisse Securities
					Morgan Securities LLC
					"RBC Capital Markets,"
					LLC Citigroup Global
					Markets Inc. Goldman
					Sachs & Co. LLC
					Morgan Stanley & Co.
					Raymond James &
					Nicolaus & Co
2	Name of Issuer  				EVOQUA WATER TECHNOLOGIES CO

3	Title of Security				Equity

4	Date of First Offering				11/2/2017

5	Amount of Total Offering				"$499,999,986"

6	Unit Price				$18.00

7	Underwriting Spread or Commission				$1.08

8	Rating				N/A

9	Maturity Date				N/A

10	Current Yield				N/A

11	Yield to Maturity				N/A

12	Subordination Features				N/A

13	Nature of issuing Political				N/A
	"Entity, if any, including in"
	"the case of revenue bonds,"
	underlying entity supplying
	the revenue

14	Total Par Value of Bonds Purchased				N/A

15	Dollar Amount of Purchases				"$601,200.00"

16	Number of Shares Purchased				" 33,400 "

17	Years of Continuous Operation				over 3 years


18	Percentage of Offering Purchased				0.12%
	by Portfolio

19	Percentage of Offering Purchased by				5.86%
	other Portfolios of the Trust and
	other Investment Companies advised
	by the Adviser or any Subadviser

20	Sum of (18) and (19)				5.98%

21	Percentage of Portfolio Assets				0.39%
	Applied to Purchase

22	Name(s) of Underwriter(s) or				Credit Suisse Securities
	Dealer(s) from whom Purchased

23	"Is the Adviser, any Subadviser"				Yes
	or any person of which the Adviser
	"or Subadviser is an ""affiliated"
	"person"", a Manager or Co-Manager"
	of Offering?

24	Were Purchases Designated as Group				No
	Sales or otherwise allocated to the
	"Adviser, any Subadviser or any person"
	of whom the Adviser or Subadviser is
	"an ""affiliated person""?"

25 Was the Offering Fully Subscribed?  					Yes
(Yes or No)


VALIC Company II
Small Cap Value Fund
J.P. Morgan Investment Management Inc.
QUARTER ENDED:  11/30/2017

Procedures Pursuant to Rule 10f-3
Name of Underwriter:			Goldman Sachs & Co.

					"Securities LLC
Merrill"
					"Lynch, Pierce, Fenner"
					"Nicolaus & Company,"
					Capital Markets Corp.
2	Name of Issuer  				FUNKO INC-CLASS A

3	Title of Security				Equity

4	Date of First Offering				11/2/2017

5	Amount of Total Offering				"$124,999,992.00"

6	Unit Price				$12.00

7	Underwriting Spread or Commission				$0.82

8	Rating				N/A

9	Maturity Date				N/A

10	Current Yield				N/A

11	Yield to Maturity				N/A

12	Subordination Features				N/A

13	Nature of issuing Political				N/A
	"Entity, if any, including in"
	"the case of revenue bonds,"
	underlying entity supplying
	the revenue

14	Total Par Value of Bonds Purchased				N/A

15	Dollar Amount of Purchases				"$348,000.00"

16	Number of Shares Purchased				" 29,000 "

17	Years of Continuous Operation				over 3 years

18	Percentage of Offering Purchased				0.28%
	by Portfolio

19	Percentage of Offering Purchased by				3.70%
	other Portfolios of the Trust and
	other Investment Companies advised
	by the Adviser or any Subadviser

20	Sum of (18) and (19)				3.98%

21	Percentage of Portfolio Assets				0.06%
	Applied to Purchase

22	Name(s) of Underwriter(s) or				GOLDMAN SACHS AND CO NEW YORK
	Dealer(s) from whom Purchased

23	"Is the Adviser, any Subadviser"				Yes
	or any person of which the Adviser
	"or Subadviser is an ""affiliated"
	"person"", a Manager or Co-Manager"
	of Offering?

24	Were Purchases Designated as Group				No
	Sales or otherwise allocated to the
	"Adviser, any Subadviser or any person"
	of whom the Adviser or Subadviser is
	"an ""affiliated person""?"

25 Was the Offering Fully Subscribed?  					Yes
(Yes or No)